UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2009

OSAGE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-33224	32-0181888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma	74056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 287-2919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

OSAGE BANCSHARES, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02 Results of Operation and Financial Condition

On October 29, 2009, the Registrant issued a press release to report its results of operations for the quarter ended September 30, 2009. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

On October 29, 2009, the Registrant announced that its Board of Directors had approved a stock repurchase program for up to 10% of its outstanding shares (approximately 278,000 shares). For further information, reference is made to the Registrant’s press release, dated October 29, 2009, which is included with this Form 8-K as an exhibit.

On October 29, 2009, the Registrant also announced that its Board of Directors had declared a cash dividend of $0.085 per share payable November 24, 2009 to stockholders of record as of the close of business on November 10, 2009. For further information, reference is made to the Registrant’s press release, dated October 29, 2009 which is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report.

Exhibit 99.1 -- Press Release dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OSAGE BANCSHARES, INC.
Date: October 29, 2009	By:	/s/ Mark S. White
Mark S. White President and Chief Executive Officer

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